(KPMG Letterhead)




                                                         EXHIBIT 24


                   CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and
The Retirement Committee
Control Data Systems, Inc:


We consent to incorporation by reference in the registration statements (No. 33-49027, No. 33-49029, and No. 33-49379) on Form S-8
of Control Data Systems, Inc. of our report dated June 19, 1995, relating to the statements of net assets available for plan benefits of the Control Data Systems, Inc. Personal Investment Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1994 and 1993 and the related supplemental schedules, which report appears elsewhere in this December 31, 1994 annual report on Form 11-K of the Control Data Systems, Inc. Personal Investment Plan.




                             /s/  KPMG Peat Marwick LLP



Minneapolis, Minnesota
June 28, 1995

                                    13